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                                                                 Exhibit (a)(22)


                                     ANNEX I

                              EXCELSIOR FUNDS, INC.
                              ARTICLES OF AMENDMENT

        EXCELSIOR FUNDS, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland (the "Company"), certifies that:

First: The Charter of the Company is amended by (i) reclassifying all of the shares designated as the Company's Class R Common Stock as shares of the Company Class F Common Stock and (ii) increasing the aggregate number of authorized shares of the Company Class F Common Stock by 500,000,000.

        Second: Upon effectiveness of these Articles of Amendment:

        (a) All of the assets and liabilities belonging to the Company's Class R Common Stock shall be conveyed, transferred and delivered to the Company's Class F Common Stock, and shall thereupon become and be assets and liabilities belonging to Class F Common Stock.

        (b) Each of the issued and outstanding shares (and fractions thereof) designated as shares of the Company's Class R Common Stock will automatically, and without the need of any further act or deed, be reclassified and changed to full and fractional issued and outstanding shares of the Company Class F Common Stock having an aggregate net asset value equal to the aggregate net asset value of a share (or fraction thereof) of the Company's Class R Common Stock being reclassified and changed, such net asset values to be determined as of 4:00 p.m., Eastern time, on the business day immediately preceding the effective date of these Articles of Amendment.

        (c) Each unissued share (or fraction thereof) designated as the Company's Class R Common Stock will automatically, and without the need of any further act or deed, be reclassified and changed to such number of unissued shares (or fractions thereof) of the Company Class F Common Stock as shall result, as of the effective time of these Articles of Amendment and as a result hereof, in the total number of unissued shares of the Company's Class F Common Stock being increased by 500,000,000 shares less the number of issued and outstanding shares of the Company Class F Common Stock resulting from paragraph (b) above.

        (d) Open accounts on the share records of the Company Class F Common Stock shall be established representing the appropriate number of shares of Class F Common Stock owned by each former holder of shares designated as Class R Common Stock as a result of the reclassification.

        Third: This amendment does not increase the authorized capital stock of the Company or the aggregate par value thereof. This amendment reclassifies and changes the 500,000,000 authorized shares designated as Class R Common Stock to 500,000,000 additional authorized shares of Class F Common Stock, with the result that the Company will have


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875,000,000 authorized and classified shares of Class F Common Stock, but does not amend the description of any class of stock as set forth in the Charter.

        Fourth: Outstanding certificates representing issued and outstanding shares designated as Class R Common Stock immediately prior to these Articles of Amendment becoming effective shall, upon these Articles becoming effective, be deemed to represent the appropriate number of issued and outstanding shares of Class F Common Stock, calculated as set forth in Article Second of these Articles. Certificates representing shares of Class F Common Stock resulting from the aforesaid change and reclassification need not be issued until certificates representing the shares designated as Class R Common Stock so changed and reclassified, if issued, have been received by the Company or its agent duly endorsed for transfer.

        Fifth: This amendment has been duly authorized and advised by the Board of Directors of the Company and approved by the stockholders of the Company entitled to vote thereon.

        Sixth: These Articles of Amendment shall be effective as of May 17, 2004, at 9:30 a.m.

        IN WITNESS WHEREOF, EXCELSIOR FUNDS, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President, and attested by its Secretary, on the 17th day of May, 2004.


ATTEST:                                           EXCELSIOR FUNDS, INC.

By:/s/ Michael R. Rosella                         By:/s/ Frank Bruno
   ---------------------------------------           ---------------------------
   Michael R. Rosella                                Frank Bruno
   Secretary                                         Vice President








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                                   CERTIFICATE

        THE UNDERSIGNED, Vice President of Excelsior Funds, Inc. (the "Company"), who executed on behalf of said Company the foregoing Articles of Amendment of said Company, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Company, the foregoing Articles of Amendment to be the corporate act of said Company, and certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to authorization and approval are true in all material respects, under the penalties for perjury.


                                            /s/ Frank Bruno
                                            ------------------------------------
                                            Frank Bruno
                                            Vice President